EXHIBIT 99
                                                                      ----------

================================================================================

                        SEURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 11-K


    [X] ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE
        ACT OF 1934

        For the fiscal year ended December 31, 2001.

                                       OR

    [ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE
        ACT OF 1934

        For the transition period from _________ to _________.


                        Commission file number 333-26029



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                   FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN



B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                           FIRST NATIONAL CORPORATION
                         950 JOHN C. CALHOUN DRIVE, S.E.
                           ORANGEBURG, SOUTH CAROLINA

================================================================================

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================


                              FINANCIAL STATEMENTS
                         WITH SUPPLEMENTARY INFORMATION
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================


                                TABLE OF CONTENTS
                                -----------------




                                                                            PAGE
                                                                            ----

Independent Auditors' Report ...........................................    2
Statements of Net Assets Available for Benefits ........................    3-4
Statements of Changes in Net Assets Available for Benefits .............    5-6
Notes to Financial Statements ..........................................    7-11

Supplementary Information:
  Schedule of Assets Held for Investment Purposes ......................    12

                          INDEPENDENT AUDITORS' REPORT
                          ============================


To the Administrative Committee of the
First National Bank Employees' Savings Plan


We have audited the accompanying statements of net assets available for benefits of the First National Bank Employees' Savings Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the First National Bank Employees' Savings Plan as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


J. W. Hunt and Company, LLP
Columbia, South Carolina
June 3, 2002

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================

        STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, DECEMBER 31, 2001

====================================================================================================================================
                                                                                                    INTER-       FIRST
                                      GUARANTEED    INDEXED      ASSET      INDEXED     GROWTH     NATIONAL    NATIONAL
                                       INTEREST      BOND       MANAGER     EQUITY      EQUITY      EQUITY    CORPORATION
                                        ACCOUNT      FUND        FUND        FUND        FUND        FUND        STOCK       TOTAL
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
ASSETS:
  Investments, at fair value:
    Mutual funds                      $       --  $   74,826  $1,896,718  $2,354,644  $1,035,384  $  117,271  $       --  $5,478,843
    First National Corporation stock          --          --          --          --          --          --   1,145,706   1,145,706
    Money market funds                        --          --          --          --          --          --       4,832       4,832

  Investments, at contract value:
    New York Life Insurance Company,
       Investment contract             2,255,669          --          --          --          --          --          --   2,255,669
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total investments          2,255,669      74,826   1,896,718   2,354,644   1,035,384     117,271   1,150,538   8,885,050
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------


  Receivables:
    Employer's contribution               21,031       3,665      28,408      58,369      49,959       6,770      33,301     201,503
    Participants' contributions               --          --          33          --          33          --       4,211       4,277
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total receivables             21,031       3,665      28,441      58,369      49,992       6,770      37,512     205,780
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

            Net assets available
                for benefits           2,276,700      78,491   1,925,159   2,413,013   1,085,376     124,041   1,188,050   9,090,830
                                      ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========






    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================

        STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS, DECEMBER 31, 2000

========================================================================================================================
                                                                                        INTER-      FIRST
                                      GUARANTEED     ASSET      INDEXED     GROWTH     NATIONAL    NATIONAL
                                       INTEREST     MANAGER     EQUITY      EQUITY      EQUITY       CORP.
                                        ACCOUNT      FUND        FUND        FUND        FUND     STOCK FUND    TOTAL
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
ASSETS:
  Investments, at fair value:
    Mutual funds                                  $2,091,592  $2,717,025  $1,085,627  $  139,325  $       --  $6,033,569
    First National Corporation stock          --          --          --          --          --     667,341     667,341
    Money market funds                        --          --          --          --          --       4,212       4,212

  Investments, at contract value
    New York Life Insurance Company,
       Investment contract             2,053,028          --          --          --          --          --   2,053,028
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total investments          2,053,028   2,091,592   2,717,025   1,085,627     139,325     671,553   8,758,150
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------

  Receivables:
    Employer's contribution               19,956      25,284      55,316      38,945       7,249      29,693     176,443
    Participants' contributions              762          --          --          --          --       4,174       4,936
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total receivables             20,718      25,284      55,316      38,945       7,249      33,867     181,379
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------

            Net assets available
            for benefits               2,073,746   2,116,876   2,772,341   1,124,572     146,574     705,420   8,939,529
                                      ==========  ==========  ==========  ==========  ==========  ==========  ==========






    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 2001

====================================================================================================================================
                                                                                                    INTER-       FIRST
                                      GUARANTEED    INDEXED      ASSET      INDEXED     GROWTH     NATIONAL    NATIONAL
                                       INTEREST      BOND       MANAGER     EQUITY      EQUITY      EQUITY    CORPORATION
                                        ACCOUNT      FUND        FUND        FUND        FUND        FUND        STOCK       TOTAL
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Additions to net assets attributed to:
  Investment income:
    Interest                          $  123,988  $       --  $       --  $       --  $       --  $       --  $      758  $  124,746
    Dividends                                 --       4,401      40,761     144,215          --       2,802      31,494     223,673
    Net appreciation in fair value
      of investments                          --          --          --          --          --          --     323,742     323,742
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total investment income      123,988       4,401      40,761     144,215          --       2,802     355,994     672,161
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

  Contributions:
    Employer's                            21,031       3,665      28,408      58,369      49,959       6,770      33,301     201,503
    Participants'                         83,756       8,926     104,721     225,565     207,382      30,803     132,258     793,411
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total contributions          104,787      12,591     133,129     283,934     257,341      37,573     165,559     994,914
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total additions              228,775      16,992     173,890     428,149     257,341      40,375     521,553   1,667,075
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Deductions from net assets attributed to:
  Benefits paid to participants          146,165          --     133,107     188,645      57,636       7,934      44,328     577,815
  Net depreciation in fair
    value of investments                      --       2,246     148,313     477,666     278,398      19,814          --     926,437
  Administrative expenses                  8,637          --          --          --          --          --       2,885      11,522
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total deductions             154,802       2,246     281,420     666,311     336,034      27,748      47,213   1,515,774
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Net increase (decrease) prior to
   interfund transfers                    73,973      14,746    (107,530)   (238,162)    (78,693)     12,627     474,340     151,301
Interfund transfers                      128,981      63,745     (84,187)   (121,166)     39,497     (35,160)      8,290          --
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Net increase (decrease)      202,954      78,491    (191,717)   (359,328)    (39,196)    (22,533)    482,630     151,301

Net assets available for benefits:
  Beginning of year                    2,073,746          --   2,116,876   2,772,341   1,124,572     146,574     705,420   8,939,529
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
  End of year                          2,276,700      78,491   1,925,159   2,413,013   1,085,376     124,041   1,188,050   9,090,830
                                      ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========





    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          YEAR ENDED DECEMBER 31, 2000

========================================================================================================================
                                                                                        INTER-       FIRST
                                      GUARANTEED     ASSET      INDEXED     GROWTH     NATIONAL    NATIONAL
                                       INTEREST     MANAGER     EQUITY      EQUITY      EQUITY    CORPORATION
                                        ACCOUNT      FUND        FUND        FUND        FUND        STOCK      TOTAL
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
Additions to net assets attributed to:
  Investment income:
    Interest                          $  131,085  $       --  $       --  $       --  $       --  $    1,027  $  132,112
    Dividends                                 --      70,571      27,770          --          --      23,773     122,114
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total investment income      131,085      70,571      27,770          --          --      24,800     254,226
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------

  Contributions:
    Employer's                            19,956      25,284      55,316      38,945       7,249      29,693     176,443
    Participants'                        170,448     131,077     267,504     203,112      55,167     152,886     980,194
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total contributions          190,404     156,361     322,820     242,057      62,416     182,579   1,156,637
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total additions              321,489     226,932     350,590     242,057      62,416     207,379   1,410,863
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------

Deductions from net assets attributed to:
  Benefits paid to participants          268,649     120,175     153,186      99,250       2,382      43,203     686,845
  Net depreciation in fair value
    of investments                            --      62,364     322,901      88,267      24,682     399,957     898,171
  Administrative expenses                  8,250          --          --          --          --          --       8,250
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Total deductions             276,899     182,539     476,087     187,517      27,064     443,160   1,593,266
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------

Net increase (decrease) prior to
  interfund transfers                     44,590      44,393    (125,497)     54,540      35,352    (235,781)   (182,403)
Interfund transfers                     (114,192)   (674,279)   (491,252)  1,070,032     111,222      98,469          --
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
            Net increase (decrease)      (69,602)   (629,886)   (616,749)  1,124,572     146,574    (137,312)   (182,403)

Net assets available for benefits:
  Beginning of year                    2,143,348   2,746,762   3,389,090          --          --     842,732   9,121,932
                                      ----------  ----------  ----------  ----------  ----------  ----------  ----------
  End of year                          2,073,746   2,116,876   2,772,341   1,124,572     146,574     705,420   8,939,529
                                      ==========  ==========  ==========  ==========  ==========  ==========  ==========






    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS
    -------------------------------------------------------------------------

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE A - DESCRIPTION OF PLAN:

The following description of the First National Bank (a wholly-owned subsidiary of First National Corporation) Employees' Savings Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     GENERAL:

     The Plan is a contributory defined contribution plan covering all full-time employees of First National Bank (the "Company") and all affiliates of the Company who have one year of service and are age twenty-one or older. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     CONTRIBUTIONS:

     Each year, participants may contribute up to 18 percent of pretax annual base compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified retirement plans. Participants direct the investment of their contributions into various investment options offered by the Plan. The Company contributes 50 percent of the first 4 percent of base compensation that a participant contributes to the Plan up to a maximum matching contribution of 2 percent of base compensation. Employer contributions may be made from current or accumulated net profits. Contributions are subject to certain limitations.

     PARTICIPANT ACCOUNTS:

     Each participant's account is credited with the participant's contribution, the Company's matching contribution and allocations of Plan earnings. The participant's account is charged with an allocation of administrative expenses. Allocations are based on account balances, as defined by the Plan. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     VESTING:

     Participants' accounts are fully vested.

     PAYMENT OF BENEFITS:

     On termination of service due to death, disability, retirement, or other reasons, a participant may receive a lump-sum amount equal to the value of his or her account.

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE A - DESCRIPTION OF PLAN (CONTINUED):

     INVESTMENT OPTIONS:

     Upon enrollment in the Plan, a participant may direct employee contributions in any of the following investment options:

         GUARANTEED INTEREST ACCOUNT - Funds are invested in a guaranteed investment contract (GIC) with an insurance company.

         INDEXED BOND FUND - Funds are invested primarily in debt securities of the Salomon Smith Barney BIG Index.

         ASSET MANAGER FUND - Funds are invested primarily in domestic and foreign common stocks, U.S. Treasuries and agencies, investment-grade corporate bonds, mortgage pass-through securities, asset-backed securities and money market instruments.

         INDEXED EQUITY FUND - Funds are invested in common stocks replicating the Standard and Poor's 500 Composite Index.

         GROWTH EQUITY FUND - Funds are invested primarily in stocks issued by companies with investment characteristics such as: participation in expanding markets, increasing return on investment, increasing unit sales volume, and higher growth in revenue and earnings per share relative to the average of common stocks comprising indices such as the Standard and Poor's 500 Composite Index.

         INTERNATIONAL EQUITY FUND - Funds are invested primarily in non-U.S.
             common stocks with an emphasis on large, well-established companies. A value approach is used for country selection, with a broad diversification of holdings within each country. Stocks of both established economies and emerging market countries are included.

         FIRST NATIONAL CORPORATION STOCK FUND - The First National Corporation
             Stock Fund invests only in First National Corporation common shares and money market equivalents.

NOTE B - SUMMARY OF ACCOUNTING POLICIES:

     BASIS OF ACCOUNTING:

The financial statements of the Plan are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

     INVESTMENT VALUATION:

The Plan's investments are stated at fair value except for its benefit-responsive investment contract, which is valued at contract value (Note
D). Quoted market prices are used to value investments. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year end.

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE B - SUMMARY OF ACCOUNTING POLICIES (CONTINUED):

     INVESTMENT VALUATION (CONTINUED):

The Plan provides for various investment options in any combination of stocks or mutual funds. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will change in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     PAYMENT OF BENEFITS:

Benefits are recorded when paid.

     ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein and the disclosure or contingent assets and liabilities. Accordingly, actual results could differ from those estimates.

NOTE C - INVESTMENTS:

The following presents investments that represent 5 percent or more of the Plan's net assets:
                                                            DECEMBER 31,
                                                     -------------------------
                                                       2001            2000
                                                     ----------     ----------
Eclipse Asset Manager Fund, 153,830 and 157,381
  shares, respectively                               $1,896,718     $2,091,592
Eclipse Indexed Equity Fund, 89,394 and 85,200
  shares, respectively                                2,354,644      2,717,025
Eclipse Growth Equity Fund, 46,576 and 37,423
  shares, respectively                                1,035,384      1,085,627
First National Corporation common stock, 59,363
  and 50,845 shares, respectively                     1,145,706        667,341
Investment Contract with New York Life Insurance
  Company, #11433                                     2,255,669      2,053,028

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE C - INVESTMENTS (CONTINUED):

During 2001 and 2000, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

                                          2001                 2000
                                       ----------           ----------
Mutual funds                           $ (926,437)          $ (498,214)
Common stock                              323,742             (399,957)
                                       ----------           ----------
     Net depreciation in fair
     value of investments                (602,695)            (898,171)
                                       ==========           ==========


The number of employees participating in each of the Plan's investment options at December 31, 2001 and 2000, is as follows:

                                          2001                 2000
                                       ----------           ----------
Fixed Income Fund                          115                  113
Indexed Bond Fund                           36                   --
Asset Manager Fund                         183                  167
Indexed Equity Fund                        245                  241
Growth Equity Fund                         174                  160
International Equity Fund                   55                   61
First National Corporation Stock Fund      192                  179


NOTE D - INVESTMENT CONTRACT WITH INSURANCE COMPANY:

The Plan has a benefit-responsive investment contract with New York Life Insurance Company (New York Life). New York Life, as the Plan's custodian, maintains the assets in a pooled account. The account is credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses charged by New York Life. The contract is included in the financial statements at contract value as reported to the Plan by New York Life. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value.

There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield and crediting interest rates ranged from
5.18 percent to 7.20 percent for 2001 and 5.48 percent to 7.67 percent for 2000. The crediting interest rates are based on a formula agreed upon with the issuer and are reviewed on an annual basis for resetting.

NOTE E - RELATED PARTY TRANSACTIONS:

Certain Plan investments are shares of First National Corporation common stock held by the Plan sponsor's Trust Department. There were no fees paid by the Plan to the Trust Department. Dividends received from First National Corporation were $31,494 for the year ended December 31, 2001.

FIRST NATIONAL BANK EMPLOYEES' SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE F - PLAN TERMINATION:

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100 percent vested in their accounts.

NOTE G - TAX STATUS:

The Internal Revenue Service has determined and informed the Company by a letter dated November 4, 1992, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). Although the Plan has been amended since receiving the determination letter, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

NOTE H - PLAN OPERATING COSTS:

The Company pays certain operating costs of the Plan such as legal, audit, and administrative fees.

                               FIRST NATIONAL BANK
                             EMPLOYEES' SAVINGS PLAN
                             =======================

                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 2001
--------------------------------------------------------------------------------

  IDENTITY OF                                       DESCRIPTION OF INVESTMENT
  ISSUE, BORROWER,                                  INCLUDING MATURITY DATE, RATE OF
  LESSOR, OR SIMILAR                                INTEREST, COLLATERAL,PAR OR                                   CURRENT
  PARTY                                             MATURITY VALUE                                                 VALUE
  -------------------------------------------------------------------------------------------------------------------------
  New York Life Insurance Company                   Guaranteed Investment Contract #11433                       $ 2,255,669

  New York Life Investment Management LLC           Eclipse Indexed Bond Fund, 7,126 shares                          74,826

  New York Life Investment Management LLC           Eclipse Asset Manager Fund, 153,830 shares                    1,896,718

  New York Life Investment Management LLC           Eclipse Indexed Equity Fund, 89,394 shares                    2,354,644

  New York Life Investment Management LLC           Eclipse Growth Equity Fund, 46,576 shares                     1,035,384

  New York Life Investment Management LLC           Eclipse International Equity Fund, 13,236 shares                117,271

* First National Corporation                        59,363 common shares                                          1,145,706

  Federated Automated Government  Fund              Money Market Fund                                                 4,128

  Federated Automated Cash Management Fund          Money Market Fund                                                   704




NOTE: Cost information is not required for participant-directed investments.

* Indicates a party in interest